Exhibit 99.3

BITESQUAD.COM, LLC AND SUBSIDIARIES

Minneapolis, Minnesota

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2018, and December 31, 2017, and for the nine months ended September 30, 2018 and 2017

BITESQUAD.COM, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

As of September 30, 2018, and December 31, 2017, and for the nine months ended September 30, 2018 and 2017

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets	1

Unaudited Condensed Consolidated Statements of Operations	2

Unaudited Condensed Consolidated Statements of Members’ Equity	3

Unaudited Condensed Consolidated Statements of Cash Flows	4

Notes to Unaudited Condensed Consolidated Financial Statements	5

BITESQUAD.COM, LLC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$14,563,396	$12,275,564
Settlements due from credit card processors	3,320,448	1,640,514
Accounts receivable	1,873,454	1,036,928
Inventory	733,325	625,671
Prepaid expenses and other current assets	931,314	211,800

Total current assets	21,421,937	15,790,477

OTHER ASSETS:
Other assets	174,553	147,723
Loans receivable, net	1,628,240	877,759
Property and equipment, less accumulated depreciation	915,043	939,427
Goodwill	37,143,645	29,264,690

Total other assets	39,861,481	31,229,599

TOTAL ASSETS	$61,283,418	$47,020,076

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$6,616,935	$3,641,536
Accounts payable	673,971	370,983
Accrued payroll	2,130,167	1,884,539
Accrued sales taxes	1,052,361	859,758
Other accruals	2,727,279	1,326,273
Convertible notes, net	5,876,668	—
Current portion of notes payable, net	1,517,334	353,314

Total current liabilities	20,594,715	8,436,403

NONCURRENT LIABILITIES:
Notes payable, net	3,405,878	1,020,262
Contingent consideration	407,235	407,235

Total noncurrent liabilities	3,813,113	1,427,497

MEMBERS’ EQUITY:
Total members’ equity	36,875,590	37,156,176

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$61,283,418	$47,020,076

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

BITESQUAD.COM, LLC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2018	2017
Revenues	$58,575,164	$28,265,507
Operating expenses:
Operations and support	39,506,554	21,745,771
Sales and marketing	10,951,278	7,827,465
Research and development	2,072,146	3,296,077
General and administrative	8,635,426	6,879,269
Depreciation and amortization	32,693	24,026
Related party expenses	315,671	339,505

Total operating expenses	61,513,768	40,112,113

Loss from operations	(2,938,604)	(11,846,606)
Other (income)/expenses, net
Net interest (income)/expense	143,570	(14,562)
Net non-operating (income)/expense	(765,490)	(11,400)

Loss before provision for income taxes	(2,316,684)	(11,820,644)
Provision for income taxes	48,066	—

Net loss	(2,364,750)	(11,820,644)

Less: Net income attributable to non-controlling interest	45,950	42,232

Net loss attributable to Bitesquad.com, LLC	$(2,410,700)	$(11,862,876)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

BITESQUAD.COM, LLC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

	Voting Common Units	Non-Voting Common Units	Preferred Units	Common Profit Interest Units	Incentive Units	Accumulated Deficit	Total Bite Squad Equity	Non- controlling Interests	Total Members’ Equity
December 31, 2016	$2,000,000	$14,521,765	$9,550,107	$385,192	$—	$(7,627,637)	$18,829,427	$(1,041,532)	$17,787,895
Acquisition of KASA Delivery LLC membership interests	—	—	—	—	—	(1,041,532)	(1,041,532)	1,041,532	—
Recapitalization of outstanding equity interests	5,311,957	—	(5,311,957)	(385,192)	385,192	—	—	—	—
Issuance of preferred units, less transaction expenses	—	—	20,561,201	—	—	—	20,561,201	—	20,561,201
Recognition of noncontrolling interest in KSM Real Estate LLC	—	—	—	—	—	—	—	113,375	113,375
Issuance of nonvoting common units	—	7,594,173	—	—	—	—	7,594,173	—	7,594,173
Redemption of nonvoting common units	—	(122,800)	—	—	—	(27,200)	(150,000)	—	(150,000)
Unit-based compensation expense	—	—	—	—	4,258,129	—	4,258,129	—	4,258,129
Net (loss) / income	—	—	—	—	—	(11,862,876)	(11,862,876)	42,232	(11,820,644)

September 30, 2017	$7,311,957	$21,993,138	$24,799,351	$—	$4,643,321	$(20,559,245)	$38,188,522	$155,607	$38,344,129

December 31, 2017	$7,311,957	$21,993,138	$24,799,351	$—	$4,920,628	$(22,028,295)	$36,996,779	$159,397	$37,156,176
Issuance of nonvoting common units	—	1,323,111	—	—	—	—	1,323,111	—	1,323,111
Member’s distribution	—	—	—	—	—	—	—	(47,000)	(47,000)
Unit-based compensation expense	—	—	—	—	808,053	—	808,053	—	808,053
Net (loss) / income	—	—	—	—	—	(2,410,700)	(2,410,700)	45,950	(2,364,750)

September 30, 2018	$7,311,957	$23,316,249	$24,799,351	$—	$5,728,681	$(24,438,995)	$36,717,243	$158,347	$36,875,590

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

BITESQUAD.COM, LLC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,364,750)	$(11,820,644)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on sale of business	(765,690)	—
Depreciation and amortization expense	32,691	24,026
Unit-based compensation expense	808,053	4,258,129
Non-cash interest expense on convertible notes	65,556	—
Discount on notes payable	104,725	21,238
Discount on loans receivable	(8,124)	131,240
Changes in operating accounts, net of acquisitions:
Settlements due from credit card processor	(1,707,048)	(682,400)
Accounts receivable	(344,504)	(292,498)
Inventory	(107,654)	(10,954)
Prepaid expenses and other current assets	(717,648)	(406,700)
Other assets	(26,830)	(66,406)
Restaurant food liability	3,020,716	2,020,402
Accounts payable	310,656	(157,256)
Accrued payroll	256,492	170,958
Accrued sales taxes	213,293	293,503
Other accruals	1,379,449	415,148

Net Cash Flows Provided by (Used in) Operating Activities	149,383	(6,102,214)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions	(2,348,216)	(3,205,845)

Net Cash Flows Used in Investing Activities	(2,348,216)	(3,205,845)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Preferred Units	—	20,561,201
Proceeds from Convertible Notes	5,900,000	—
Payment on deferred financing costs	(100,000)	—
Member’s distribution	(47,000)	—
Redemption of nonvoting common units	—	(150,000)
Payments on notes payable	(884,668)	(340,016)
Advances on loans receivables	(381,667)	(375,003)

Net Cash Flows Provided by Financing Activities	4,486,665	19,696,182

Net Change in Cash	2,287,832	10,388,123
Cash - Beginning of Period	12,275,564	2,091,814

Cash - End of Period	$14,563,396	$12,479,937

NONCASH INVESTING AND FINANCING ACTIVITIES
Fair value of common units issued for acquisitions	$1,323,111	$7,594,173
Noncontrolling interest in KSM Real Estate LLC	—	113,375
Seller-financed notes payable related to acquisitions	4,743,855	—

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

BITESQUAD.COM, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Operations. Bitesquad.com, LLC (“Bite Squad”) is an on-demand restaurant delivery and pickup service that connects diners and restaurants via Bite Squad’s website and mobile application. Diners enter their delivery address and Bite Squad displays the menus of nearby restaurant partners. Orders are placed by diners online at www.bitesquad.com or through Bite Squad’s mobile applications. Bite Squad charges restaurant partners a per order commission for generating the order and may also charge a delivery fee or certain other fees directly to the diner. Bite Squad is headquartered in Minneapolis, Minnesota, and was formed on April 25, 2012 as a limited liability company in the state of Minnesota. Bite Squad was formed to have a perpetual life and the members have limited liability for the obligations of the LLC.

Unaudited Interim Financial Statements. These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes for each of the two years ended December 31, 2017 and 2016.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with instructions to Form 10-Q and Rule 10-01 of Securities and Exchange Commission (“SEC”) Regulation S-X as they apply to interim financial information. Accordingly, the interim condensed consolidated financial statements do not include all the information and notes required by U.S. GAAP for complete annual financial statements, although the Company believes that the disclosures made are adequate to make the information not misleading.

The interim condensed consolidated financial statements are unaudited, but in Bite Squad’s opinion include all adjustments that are necessary for a fair statement of results for the periods presented. The interim financial results are not necessarily indicative of results that may be expected for any other interim period or the fiscal year.

Principles of Consolidation. The accompanying unaudited condensed consolidated financial statements include the accounts of Bite Squad and all its wholly-owned subsidiaries (collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated. Bite Squad consolidates variable interest entities (“VIEs”) where it has been determined that Bite Squad is the primary beneficiary of those entities’ operations.

Effective January 5, 2017, Bite Squad’s Board of Governors exercised its option to acquire 100% ownership of KASA Delivery, LLC (“KASA”). KASA provides order fulfillment, executive management, finance, information technology, accounting, back office, regulatory and other services to Bite Squad. Bite Squad finances the operations of KASA. KASA was formed on May 15, 2012 as a limited liability company in the state of Minnesota. KASA was formed to have a perpetual life and the sole member has limited liability for the obligations of the LLC. In prior years, Bite Squad consolidated KASA as a VIE because Bite Squad was the primary beneficiary of KASA’s operations.

KASA rents office space and parking from KSM Real Estate, LLC, an entity related through common ownership. KASA’s personal property was provided as collateral in KSM Real Estate’s loan, and KASA agreed to an unconditional guarantee of the loan. Because KASA is the primary source of rental income for KSM Real Estate, LLC, and has guaranteed payments of the loan, KASA has a variable interest in KSM Real Estate, LLC. KASA is the primary beneficiary in KSM Real Estate, LLC due to common ownership. KSM Real Estate, LLC is a VIE and is consolidated with Bite Squad in the accompanying consolidated financial statements. See Note 7 for further disclosures regarding KSM Real Estate, LLC.

Use of Estimates. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Convertible Notes. The Company accounts for convertible notes, net in accordance with ASC 470-20, Debt with Conversion and Other Options. Convertible notes are classified as liabilities measured at amortized cost, net of debt discounts from the allocation of proceeds. Interest expense is recognized using the effective interest method over the expected term of the debt instrument in accordance with ASC 835, Interest.

Recent Accounting Pronouncements.

In June 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2018-07, Compensation – Stock Compensation (Topic 718). The ASU is intended to simplify the accounting for stock-based payments to non-employees by aligning it with the accounting for stock-based payments to employees, with certain exceptions. The new standard is effective for the Company in fiscal year 2020. The Company is evaluating the effect of the new standard on the condensed consolidated financial statements and related disclosures.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. The new standard is effective for the Company in fiscal year 2022, and early adoption is permitted. The Company is evaluating the effect of the new standard on the condensed consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU No. 2016-15 adds or clarifies guidance on the classification of certain cash receipts and payments in the statement of cash flows with the intent of reducing diversity in practice related to eight types of cash flows including contingent consideration payments made after a business combination. The new standard is effective for the Company in fiscal year 2019. The Company is evaluating the effect of the new standard on the condensed consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements. The ASU allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. The new standard is effective for the Company in fiscal year 2018. The Company elected to account for forfeitures as they occur, and the adoption did not have a material impact upon the condensed consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard requires lessees to record assets and liabilities on the balance sheet for all leases with terms longer than 12 months. The new standard is effective for the Company in fiscal year 2020. Upon adoption, the lessee will apply the new standard retrospectively to all periods or retrospectively using a cumulative effect adjustment in the year of adoption. The Company is evaluating the effect that ASU No. 2016-02 will have on the condensed consolidated financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. The new standard is effective for the Company in fiscal year 2019 and permits the use of either a retrospective or a cumulative effect transition method. The Company is evaluating the adoption method and the effect of the new standard on the Company’s disclosures. The adoption is not expected to have a material impact on the Company’s consolidated financial position, results of operations, and cash flows or its business processes, systems, and controls.

Note 2 – Acquisitions

During the nine months ended September 30, 2018, the Company acquired certain assets and liabilities of the companies in the table below. Consideration for the acquisitions included 65,761 Non-Voting Common Units, valued using an option pricing model based on the terms of the Company’s issuance of Preferred Units in 2017. The goodwill recorded represents the opportunity to expand restaurant delivery services and enhance the breadth and depth of the Company’s restaurant networks. The Company expects $8,028,955 of goodwill added in 2018 to be tax deductible; however, the tax treatment is ultimately dependent on members’ individual tax returns. The Company incurred $15,703 of transaction expenses recorded in the Company’s condensed consolidated statement of operations.

Acquisition dates and purchase consideration allocated to assets acquired based on acquisition-date fair value were as follows:

Date	Assets Acquired	Goodwill	FV of Units Issued	Notes Payable (net of discount)	Gift Card Liability	Net Cash Paid
March 14, 2018	City Spree	$881,095	$259,045	$370,726	$1,577	$249,747
March 30. 2018	Chow Cab	3,724,075	733,857	1,990,219	9,434	990,566
April 20, 2018	Boone Takeout	702,828	81,909	520,919	2,918	97,082
June 5, 2018	Arrowhead Delivery	1,152,585	98,870	723,715	6,650	323,350
Various	Various	1,568,371	149,430	723,098	8,373	687,470

	Total	$8,028,955	$1,323,111	$4,328,677	$28,952	$2,348,215

In 2017, the Company acquired certain assets of the companies in the table below. Consideration for the acquisitions included 377,444 Non-Voting Common Units, valued using an option pricing model based on the terms of the Company’s issuance of Preferred Units in 2017. The goodwill recorded represents the opportunity to expand restaurant delivery services and enhance the breadth and depth of the Company’s restaurant networks. The Company expects $10,800,018 of goodwill added in 2017 to be tax deductible; however, the tax treatment is ultimately dependent on members’ individual tax returns. The Company incurred $114,607 of transaction expenses recorded in the Company’s condensed consolidated statement of operations.

Acquisition dates and purchase consideration allocated to assets acquired based on acquisition-date fair value were as follows:

Date	Assets Acquired	Goodwill	FV of Units Issued	Net Cash Paid
March 21, 2017	Chef Shuttle	$2,915,590	$915,923	$1,999,667
March 30, 2017	Foodify	1,174,885	1,107,666	67,219
May 1, 2017	Columbia Carry-out & 864togo	1,381,924	1,205,570	176,354
June 22, 2017	Foodie Call, Inc.	990,652	785,042	205,610
August 15, 2017	Aloha 2 Go	2,492,319	2,092,319	400,000
Various	Various	1,844,648	1,487,653	356,995

	Total	$10,800,018	$7,594,173	$3,205,845

Note 3 – Goodwill

The change in the carrying amount of goodwill for the nine months ending September 30, 2018 was as follows:

	Goodwill	Accumulated Impairment Losses	Net Book Value
Balance as of December 31, 2017	$29,264,690	$—	$29,264,690
Acquisitions	8,028,955	—	8,028,955
Sale of business	(150,000)		(150,000)

Balance as of June 30, 2018	$37,143,645	$—	$37,143,645

On July 31, 2018, the Company closed the sale of substantially all assets of certain catering-only businesses that were originally purchased from Make the Delivery, LLC (d/b/a Zipdish.com). The assets were sold to a shareholder in the affiliates of Make the Delivery, LLC, and the Company is required to provide transition services for 90 days after closing. The Company sold the assets for total consideration of $1,362,000, with $500,000 in cash, received in October 2018, and the remainder through a promissory note. The promissory note of $862,000 requires monthly payments starting 90 days after closing, with payments due at the greater of $5,000 or 3% of monthly gross receipts of the businesses. The Company discounted the promissory note using 5% interest rate, recording an initial discount of $446,310. The Company recorded a gain on the sale of $765,690, recorded in net non-operating (income)/expense in the consolidated statement of operations, and derecognized $150,000 of goodwill.

Note 4 – Related Party Transactions

During the nine months ended September 30, 2018 and 2017, the Company paid the following to related parties through common ownership:

•	KASA Capital, Inc. - $0 and $5,000 in 2018 and 2017, respectively, for information technology-related services.

•	KSM Holdings, LLC - $160,000 and $162,554 in 2018 and 2017, respectively for management consulting services.

•	KASA Stores, LLC - $2,327 and $26,275 in 2018 and 2017, respectively, for telephone and internet, advertising, shipping, and travel costs.

•	Auto Direct Midwest, LLC - $33,333 and $2,200 in 2018 and 2017, respectively, for management consulting services.

•	ADM Management, Inc. - $83,333 and $143,476 in 2018 and 2017, respectively, for management consulting services.

•	ADM Management, LLC - $36,677 and $0 in 2018 and 2017, respectively, for management consulting services.

In 2018 and 2017, respectively, the Company loaned $381,667 and $527,504 to certain former owners of Restaurant Delivery Developers, LLC, in secured, interest-free loans that were part of the former owners’ employment agreements. In 2017, the Company forgave $120,000 of the loans related to an amendment to the employment agreements, recorded in general and administrative expenses in the consolidated statement of operations. Cumulative total loans as of September 30, 2018 and December 31, 2017 were $1,320,004 and $938,338, respectively, which are shown on the consolidated balance sheet net of discount of $55,925 and $60,579, respectively.

Note 5 – Contingencies

Legal

From time to time, the Company is involved in various legal proceedings arising from the normal course of business activities, including labor and employment claims. The Company records an accrual based on the reasonably estimable loss or range of loss. When no point of loss is more likely than another, we record the lowest amount in the estimated range of loss, and if material, disclose the estimated range of loss. The Company does not believe these claims will have a material impact on the consolidated financial statements.

Note 6 – Convertible Notes, Net

On September 19, 2018, and subsequently on November 13 and November 15, 2018, the Company issued a series of convertible promissory notes (“the notes”) to various investors up to $10 million, with $5,900,000 loaned on September 19, $123,777 on November 13, and $1,500,000 on November 15. The notes are subordinate to the Preferred Unit holders’ liquidation preference. The terms of the notes do not require payment unless and until a liquidation event occurs. Upon a liquidation event, if the total proceeds from the liquidation event are insufficient to cover the liquidation preference in effect at the time, the principal balance converts to Common Units at $44.14 per unit. If the total proceeds from the liquidation event are sufficient to ensure payment of the liquidation preference in effect at the time, and the liquidation event occurs on or prior to January 31, 2019, the Company will pay 110% of the principal amount of the notes.

If the total proceeds from the liquidation event are sufficient to ensure payment of the liquidation preference, and the liquidation event occurs after January 31, 2019, the Company will pay the greater of: (1) a specified payment based on the anniversary date from the liquidation event date, ranging from 150% to 250% of the principal amount, or (2) the amount the noteholder would have received if the principal balance was converted into Common Units immediately prior to the liquidation event.

The Company determined the conversion and term-extending embedded features within the convertible promissory notes do not represent embedded derivatives in accordance with ASC 815, Derivatives. The Company recorded the notes loaned on September 19, 2018, at the cash proceeds received and is recording interest expense and accreting the notes to reach the payout of 110% of the principal value at January 31, 2019, anticipated to be $6,490,000. The notes are recorded net of deferred debt issuance costs of $100,000 and the debt issuance costs are amortized over the expected life of the notes. Because of the merger agreement described in Note 11, the Company expects the notes to be redeemed on or prior to January 31, 2019 and has recorded the notes in current liabilities on the consolidated balance sheet.

Note 7 – Notes Payables

During the nine months ended September 30, 2018, the Company issued $4,743,855 of non-interest bearing promissory notes in conjunction with the 2018 acquisitions discussed within Note 2. The Company imputed discounts of $415,179 on the notes payable at 5.0 percent. The payment schedule for the notes differs for each acquisition with maturities ranging from 2018 to 2022.

Imputed interest expense related to the discounts on notes payable was $104,725 and $21,238 for the nine months ended September 30, 2018 and 2017, respectively.

KASA rents office space and parking from KSM Real Estate, LLC, an entity related through common ownership. The lease had a one-year term starting January 1, 2017, with annual base rent of $168,000. The lease includes three options to renew the lease for a period of five years, with the first extension commencing January 1, 2018. Rent expense was $141,750 and $126,000 for the nine months ended September 30, 2018 and 2017, respectively.

KASA’s personal property and the building were provided as collateral in KSM Real Estate LLC’s loan, and KASA agreed to an unconditional guarantee of the loan. The property’s loan matures June 24, 2038 and has a 5.45% interest rate.    The remaining principal balances of $792,614 and $810,574 at September 30, 2018 and December 31, 2017, respectively, were offset by deferred financing cost balances of $23,716 and $24,619 at September 30, 2018 and December 31, 2017, respectively.

Note 8 – Income Taxes

Bite Squad and KASA are treated as limited liability companies (LLCs) for federal and state income tax purposes. As such, the income, losses, and credits are included in the income tax returns of its members. In 2017, KASA Delivery Corporation was formed as a corporation in Minnesota and is a wholly-owned subsidiary of Bite Squad. KASA Delivery Corporation is treated as a taxable entity. KASA Delivery Corporation provides services to Bite Squad under a management services agreement. The Company recorded income tax expense of $48,066 for the nine months ended September 30, 2018 and no income tax expense for the nine months ended September 30, 2017. No deferred tax impact was recorded related to income tax expense.

The Company is not currently under examination in any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and related interest and penalties as income tax expense in the Company’s consolidated statement of operations.

Note 9 – Members’ Equity

On January 6, 2017, Bite Squad recapitalized the outstanding equity interests and amended its operating agreement. Existing membership units were initially exchanged for new classes of units. The amended operating agreement established four classes of membership units: Voting Common Units, Non-Voting Common Units, Preferred Units, and Incentive Units. All units are generally restricted in their transferability.

Voting Common Units. Holders of Voting Common Units have one vote per unit, except for the two founders’ Voting Common Units, each of which is entitled 10 votes per unit.

The 2,000,000 Founding Common Units outstanding as of December 31, 2016 were exchanged for 399,858 Preferred Units and 1,600,142 Voting Common Units. There were 1,998,570 authorized and issued Voting Common Units as of June 30, 2018 and December 31, 2017.

Non-Voting Common Units. Holders of Non-Voting Common Units have no voting rights. The 1,182,554 Non-Voting Common Units outstanding as of December 31, 2016 were exchanged for the same amount of Non-Voting Common Units under the amended operating agreement.

During the nine months ended September 30, 2018, the Company issued 65,761Non-Voting Common Units as acquisition consideration (Note 2), and all these units are outstanding as of September 30, 2018. There were 1,616,589 and 1,549,998 outstanding Non-Voting Common Units as of September 30, 2018 and December 31, 2017, respectively.

Preferred Units. Holders of Preferred Units have one vote on an as-converted basis (the number of Common Units into which Preferred Units could be converted). All Preferred Units will automatically be converted into Common Units upon a public offering or in the event the Company is taxed as a corporation for U.S. federal tax purposes. Investor members, as defined in the operating agreement, may redeem their units for cash at any time on or after the six-year anniversary of the amended operating agreement.

The 687,956 Convertible Preferred Units outstanding as of December 31, 2016 were exchanged for 289,528 Preferred Units and 398,428 Voting Common Units. After the recapitalization, holders of the Preferred Units sold 325,384 Preferred Units for $8,938,799 and the Company sold 766,650 Preferred Units for $21,061,201 during 2017. Transaction expenses of $500,000 were recorded as a reduction of the proceeds, and the Company received the remaining $20,561,201 of net proceeds. As of September 30, 2018, and December 31, 2017, 1,456,036 Preferred Units were outstanding.

Incentive Units. The Incentive Units consist of Series B Incentive Units and Special Incentive Units. The 182,924 Common Profit Interest Units outstanding as of December 31, 2016 were exchanged for the same amount of Series B Incentive Units, and this amount remains outstanding as of September 30, 2018 and December 31, 2017. During the nine months ended September 30, 2018 and 2017, the Company recognized compensation costs of $301,799 and $2,504,373, respectively, based on each unit agreement’s required service period and performance condition. As of September 30, 2018, there was $29,342 of total unrecognized compensation expense, which is expected to be recognized over a weighted average period of 0.1 years.

The Company authorized and issued 441,309 Special Incentive Units to the founders of Bite Squad. At their discretion, the founders can issue the units to members of management. The founders issued 189,452 Special Incentive Units as of December 31, 2017. An additional 15,549 Special Incentive Units were issued during the nine months ended September 30, 2018, and 17,142 units were forfeited. Incentive Units have no voting rights, except for the two founders’ Special Incentive Units, each of which is entitled 10 votes per unit. Compensation costs during the nine months ended September 30, 2018 and 2017 were $506,254 and $1,753,756, respectively. As of September 30, 2018, there was $1,327,789 of total unrecognized compensation expense, which is expected to be recognized over a weighted average period of 1.85 years.

The Special Incentive Units’ vesting accelerates on a liquidation event, including the agreement described in Note 11, and the Company anticipates the incentive unit compensation to be paid out six months after the closing date.

Note 10 – Fair Value Measurements

Fair value measurements are reported in one of three levels based on the lowest level of significant input used: Level 1 (unadjusted quoted prices in active markets); Level 2 (observable market inputs, other than quoted prices included in Level 1); and Level 3 (unobservable inputs that cannot be corroborated by observable market data).

The Company’s contingent consideration (Level 3) is measured at fair value on a recurring basis and represents the estimated value (using a probability-weighted approach) of future payments to be made to previous owners of an acquired business. The Company has estimated a contingent consideration liability related to the Takeout Taxi acquisition, due to the previous owners of the acquired business if certain defined targets are achieved in a liquidity event. The maximum contingent consideration payment is $700,000. The changes in the Company’s contingent consideration liability were as follows:

Balance as of December 31, 2017	$407,235
Amounts recorded related to new acquisitions	—
Net fair value adjustments	—
Settlements of contingent consideration liabilities	—

Balance as of September 30, 2018	$407,235

Note 11 – Subsequent Events

Management has evaluated subsequent events occurring through January 25, 2019, the date the condensed consolidated financial statements were available to be issued, for events requiring recording or disclosure in the Company’s condensed consolidated financial statements.

On December 11, 2018, the Company entered into a merger agreement (the “Merger Agreement”) with Waitr Holdings Inc. (“Waitr”) and Wingtip Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Waitr Holdings Inc. On completion of the transactions contemplated by the Merger Agreement (the “Merger”) on January 17, 2019, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned, indirect subsidiary of Waitr. The aggregate consideration for the Merger consisted of (1) $192.9 million cash, and (2) 10.6 million shares of Waitr’s common stock, subject to final closing balance sheet adjustments.